Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
General Mills, Inc.:

We consent to the incorporation by reference in the Registration Statements (Nos. 2-49637, 333-75808, 333-102675, and 333-116779) on Form S-3 and Registration Statements (Nos. 2-13460, 2-53523, 2-95574, 33-24504, 33-27628, 33-32059, 33-36892, 33-36893, 33-50337, 33-62729, 333-13089, 333-32509, 333-65311, 333-65313, 333-90010, 333-90012, 333-102695, and 333-109050) on Form S-8 of General Mills, Inc. of our reports dated July 28, 2005, relating to the consolidated balance sheets of General Mills, Inc. and subsidiaries as of May 29, 2005 and May 30, 2004 and the related consolidated statements of earnings, stockholders’ equity and comprehensive income, cash flows, and the financial statement schedule for each of the fiscal years in the three-year period ended May 29, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of May 29, 2005, and the effectiveness of internal control over financial reporting as of May 29, 2005, which reports are included in the May 29, 2005 annual report on Form 10-K of General Mills, Inc.

/s/ KPMG LLP

KPMG LLP

Minneapolis, Minnesota
July 28, 2005